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                                  EXHIBIT 3(b)

                              MINNTECH CORPORATION
                                 RESTATED BYLAWS
                            AS OF SEPTEMBER 14, 1995



                                   ARTICLE I.
                           CORPORATE OFFICES AND SEAL

     Section 1.01. OFFICES. The corporation may have offices within the State of Minnesota or at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

     Section 2.01. PLACE OF MEETINGS. Meetings of the stockholders may be held at any place, within or without the State of Minnesota, as designated by the President or the Board of Directors in the notice of meeting, and in the absence of such designation, shall be held at the office of the corporation in the State of Minnesota.
     Section 2.02. REGULAR MEETINGS. Regular meetings of the stockholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such date and at such time and place as may be designated by the President or the Board of Directors in the notice of meeting. At regular meetings, the stockholders shall elect Directors and transact only such other business as is properly brought before the meeting in accordance with these Bylaws. If a regular meeting of stockholders has not been held for a period of fifteen (15) months, one or more stockholders holding not less than three percent (3%) of all voting stock of the corporation may call a regular meeting of stockholders by delivering to the President or Treasurer a written demand for a regular meeting. Within thirty (30) days after receipt of such written demand by the President and Treasurer, the Board of Directors shall cause a regular meeting of stockholders to be called and held on notice no later than ninety (90) days after the receipt of written demand, all at the expense of the corporation.


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     Section 2.03.  SPECIAL MEETINGS.  Special meetings of the stockholders may be called by the President, the Chief Financial Officer, or by the Board of Directors or any two or more members thereof only for the purpose of transacting such business as is properly brought before the meeting in accordance with these Bylaws. Special meetings may also be called by one or more stockholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote (except that a special meeting called for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by stockholders holding not less than twenty-five percent (25%) of the voting power of all shares of the corporation entitled to vote), who shall demand such special meeting by written notice given to the President or the Chief Financial Officer of the corporation specifying the purposes of such meeting. Within thirty (30) days after the receipt of such a written demand for a special meeting of stockholders by the President or the Chief Financial Officer, the Board of Directors shall cause a special meeting of stockholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of meeting.
     Section 2.04. NOTICE OF MEETINGS. Except where a meeting of stockholders is an adjourned meeting and the dates, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of stockholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by any other person or persons calling the meeting, and in the case of a special meeting, the purpose thereof, shall be given to each stockholder of record entitled to vote at such meeting not less than seven (7) nor more than sixty (60) days prior to the date of such meeting. In the event that a plan of merger, exchange, sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of stockholders, notice of such meeting shall be given to every stockholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting.



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     Section 2.05.  Quorum; Adjourned Meetings.  The holders of a majority of the stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall constitute a quorum, and the presence of such majority stockholders shall be required at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote there at, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 2.06. VOTING AND PROXIES. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and conforming to the requirements established by law. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.
The vote of the holders of the voting power of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws.
     Section 2.07. To be properly brought before a regular or special meeting of stockholders, business must be of a nature that is appropriate for consideration at a meeting of share holders and must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii)otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought


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before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address of record of the shareholder proposing such business, (y) the class or series (if any) and the number of shares of the corporation which are owned by the shareholder, and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting, in accordance with these Bylaws.


                                  ARTICLE III.
                                    DIRECTORS

     Section 3.01. POWERS. The property, affairs and business of the corporation shall be managed by the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 3.02. QUALIFICATIONS; TERM OF OFFICE. Directors need not be stockholders. A director shall hold office until the annual meeting for the year in which his term expires and until


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his successor shall be elected and shall qualify, subject however to prior death, resignation, retirement or removal for cause. stockholders may remove a director from office only for cause.
     Section 3.03. NOTICE OF NOMINATIONS OF THE DIRECTORS. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Notice of nominations which are proposed by the Board of Directors shall be given by the President or the Chairman of the Board of Directors on behalf of the Board of Directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected.


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The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     Section 3.04. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors may be filled for the unexpired term by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled, for a term determined by the Board of Directors consistent with the Articles of Incorporation, by a majority vote of the directors serving at the time of such increase.
     Section 3.05. MEETINGS. Meetings of the Board of Directors shall be held immediately after, and at the same place as, regular meetings of stockholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, and shall cause notice of meeting to be given.
     Section 3.06. NOTICE OF MEETINGS. If the date, time, and place of the meeting of the Board of Directors has been announced at the previous meeting, no notice is required. In all other cases, twenty-four (24) hours' notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such a meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in Article VI of these Bylaws for the giving of notice.


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     Section 3.07.  MEETINGS BY ELECTRONIC COMMUNICATION.  Members of the Board
of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of any such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such a manner shall constitute presence in person at such meeting.
     Section 3.08. QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. The Board of Directors shall take action by the affirmative vote of the majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws.
     Section 3.09. COMMITTEES. The Board of Directors, by resolution approved by the affirmative vote of the majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. The majority of the members of any such committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure, the provisions of these Bylaws shall apply to the committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, electronic communications, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.
     Section 3.10. ACTION IN WRITING. Any action required or permitted to be taken by a meeting of the Board of Directors, or lawfully constituted committee thereof, may be taken by written


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action signed by all of the Directors then in office or by all of the members of a committee established by the Board of Directors, as the case may be.


                                   ARTICLE IV.
                                    OFFICERS

     Section 4.01. NUMBER. The officers of the corporation shall be chosen by the directors, and shall consist of a Chairman of the Board (if one is elected by the Board), a President, one or more Vice Presidents, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors from time to time shall elect or appoint. Any two offices may be held by the same person.
     Section 4.02. TERM OF OFFICE; REMOVAL; AND VACANCIES. Any officer shall hold office until his successor shall have been duly elected, unless prior thereto he shall have resigned or been removed from office as hereinafter provided. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by the Board of Directors.
     Section 4.03. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time, by the Board of Directors.
     Section 4.04. PRESIDENT. The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of stockholders and directors; he shall be responsible for general and active management of the business of the corporation; and he shall see that all orders and resolutions of the Board are carried into effect. He shall have the general powers and duties usually vested in the office of the President and chief executive officer and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.


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     Section 4.05.  VICE PRESIDENT.  The Vice President, if any, or Vice
Presidents in case there be more than one, shall have such powers and perform such duties as the president or the Board of Directors may from time to time prescribe.
     Section 4.06. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the stockholders. He shall keep the stock books of the corporation, and when so directed by the Board of Directors, shall give or cause to be given notice of meetings of the stockholders and meetings of the Board of Directors. He shall also perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.
     Section 4.07. TREASURER. The Treasurer shall be the chief financial officer of the corporation. He shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the President or the Board of Directors. He shall keep full and accurate financial records for the corporation and shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe.
     Section 4.08. OTHER OFFICERS. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe. Any other officer appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors. He shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.
     Section 4.09. DELEGATION OF DUTIES. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate


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for the time being the powers and duties, or any of them of such officer to any other officer or to any director or directors.


                                   ARTICLE V.
                              CERTIFICATES OF STOCK

     Section 5.01. CERTIFICATES. Certificates of stock of the corporation shall be numbered and shall be entered into the books of the corporation as they are issued. Each such certificate shall exhibit the holder's name and number of shares, and shall contain any other information required by law or desired by the Board of Directors and shall be signed by the President or any Vice President and the Treasurer or the Assistant Treasurer, or the Secretary or Assistant Secretary.
     Section 5.02. LOSS OF CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit in such manner as the Board of Directors may require and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                   ARTICLE VI.
                                    NOTICES

     Section 6.01. GENERAL. Whenever notice is required to be given to any stockholder or director, such notice may be given by either oral or written communication. A written notice shall be delivered by hand or mailed to the stockholder or director for whom it is intended at such address as appears on the books of the corporation or shall be given by any other method which conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.
     Section 6.02. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder, director or officer under the provisions of these Bylaws, the Articles of Incorporation or by statute, such notice may be waived in the manner provided by law.


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                                  ARTICLE VII.
                                 INDEMNIFICATION

     Section 7.01. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect, or as the same may be hereafter amended.

                                  ARTICLE VIII.
                                   AMENDMENTS

     Section 8.01. These Bylaws may be amended or altered by the Board of Directors at any meeting provided that notice of any such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal such Bylaws.